Exhibit 99.2

RISK FACTORS

All references in this document to the “Company,” “we,” “us,” “our” or similar references mean Cathay General Bancorp and its successors, and include our consolidated subsidiaries where the context so requires. When we refer to “Cathay General Bancorp” in this document, we mean Cathay General Bancorp on an unconsolidated basis. When we refer to the “Bank” in this document, we mean Cathay Bank, our only bank subsidiary. When we refer to the “common stock” we refer to all shares of our common stock, par value $0.01.

Risks Relating to Our Business

Difficult economic and market conditions have adversely affected our industry.

          Dramatic declines in the housing market, with decreasing home prices and increasing delinquencies and foreclosures, have negatively impacted the credit performance of mortgage and construction loans and resulted in significant write-downs of assets by many financial institutions. General downward economic trends, reduced availability of commercial credit and increasing unemployment have negatively impacted the credit performance of commercial and consumer credit, resulting in additional write-downs. Concerns over the stability of the financial markets and the economy have resulted in decreased lending by financial institutions to their customers and to each other. This market turmoil and tightening of credit has led to increased commercial and consumer deficiencies, lack of customer confidence, increased market volatility and widespread reduction in general business activity. Financial institutions have experienced decreased access to deposits and borrowings. The resulting economic pressure on consumers and businesses and the lack of confidence in the financial markets may adversely affect our business, financial condition, results of operations and stock price. We do not expect that the difficult conditions in the financial markets are likely to improve in the near future. A worsening of these conditions would likely exacerbate the adverse effects of these difficult market conditions on us and others in the financial institutions industry. In particular, we may face the following risks in connection with these events:

■	We potentially face increased regulation of our industry, including changes by Congress or federal regulatory agencies to the banking and financial institutions regulatory regime and heightened legal standards and regulatory requirements or expectations imposed in connection with the Emergency Economic Stabilization Act of 2008 (the “EESA”) and the American Recovery and Reinvestment Act of 2008 (the “ARRA”). Compliance with such regulation may increase our costs and limit our ability to pursue business opportunities.
■	The process we use to estimate losses inherent in our credit exposure requires difficult, subjective and complex judgments, including forecasts of economic conditions and how these economic conditions might impair the ability of our borrowers to repay their loans. The level of uncertainty concerning economic conditions may adversely affect the accuracy of our estimates which may, in turn, impact the reliability of the process.
■	We may be required to pay significantly higher deposit insurance premiums to the FDIC because market developments have significantly depleted the insurance fund of the FDIC and reduced the ratio of reserves to insured deposits.
■	Our banking operations are concentrated primarily in California, and secondarily in New York, Texas, Massachusetts, Washington, Illinois, New Jersey, and Hong Kong. Adverse economic conditions in these regions in particular could impair borrowers’ ability to service their loans, decrease the level and duration of deposits by customers, and erode the value of loan collateral. These conditions include the effects of the current general decline in real estate sales and prices in many markets across the United States, the current economic recession, and higher rates of unemployment. These conditions could increase the amount of our non-performing assets and have an adverse effect on our efforts to collect our non-performing loans or otherwise liquidate our non-performing assets

(including other real estate owned) on terms favorable to us, if at all, and could also cause a decline in demand for our products and services, or a lack of growth or a decrease in deposits, any of which may cause us to incur losses, adversely affect our capital, and hurt our business.

If current levels of market disruption and volatility continue or worsen, there can be no assurance that we will not experience an adverse effect, which may be material, on our ability to access capital and on our business, financial condition and results of operations.

          Recent legislative and regulatory initiatives to address difficult market and economic conditions may not stabilize the U.S. banking system. On October 3, 2008, President Bush signed into law the EESA and, on February 17, 2009, President Obama signed into law the ARRA in response to the current crisis in the financial sector. The U.S. Treasury and banking regulators are implementing a number of programs under this legislation to address capital and liquidity issues in the banking system. There can be no assurance, however, as to the actual impact that the EESA or its programs and the ARRA or its programs will have on the financial markets, including with respect to the extreme levels of volatility and limited credit availability currently being experienced. The failure of these legislative measures to help stabilize the financial markets and a continuation or worsening of current financial market conditions could have a material adverse effect on our business, financial condition, results of operations, access to credit, or the value of our securities.

We may be subject to supervisory action by bank supervisory authorities that could have a material negative effect on our business, financial condition and the value of our common stock.

          Under federal and state laws and regulations pertaining to the safety and soundness of insured depository institutions, the DFI and the Federal Reserve Board, and separately the FDIC as insurer of the Bank’s deposits, have authority to compel or restrict certain actions if the Bank’s capital should fall below adequate capital standards as a result of operating losses, or if its regulators otherwise determine that it has insufficient capital. Among other matters, the corrective actions may include, but are not limited to, requiring the Bank to enter into informal or formal enforcement orders, including memoranda of understanding, written agreements, supervisory letters, commitment letters, and consent or cease and desist orders to take corrective action and refrain from unsafe and unsound practices; removing officers and directors and assessing civil mandatory penalties; and taking possession of and closing and liquidating the Bank.

          As a result of losses we have incurred to date, we expect to become subject to some form of supervisory action that could result in us agreeing to implement plans that are intended to, among other things, increase our capital and maintain specific minimum capital ratios, reduce the amount of our non-performing loans, operate in a profitable manner, improve our credit risk management and related policies and procedures, or improve our staffing levels in certain areas. We recently adopted a three year capital and strategic plan which we submitted to our regulators that includes a projected capital raise and establishes targets for our Tier 1 risk-based capital ratio, total risk-based capital ratio, Tier 1 leverage capital ratio and tangible common risk-based ratio which are above the well-capitalized minimums. While we expect a portion of the proceeds from this offering to satisfy the capital raise initiative and our ratios currently meet or exceed the targets set forth in the plan, there can be no assurances that we will continue to be in compliance with the capital plan targets, which may result in additional regulatory scrutiny and supervisory action. In addition, we intend to consult with our regulators before paying any dividends, and, in any event, we would not expect to pay dividends of more than $.01 per share before the fourth quarter of 2010. There can be no assurance that our regulators will not object to the payment of such dividends.

          If we were unable to implement the above plans in a timely manner, we could become subject to additional supervisory action, including a cease and desist order. If our banking supervisors were to take such additional supervisory action, we could, among other things, become subject to significant restrictions on our ability to develop any new business, as well as restrictions on our existing business, and we could be required to raise additional capital, dispose of certain assets and liabilities within a prescribed period of time, or both. The terms of any such supervisory action could have a material negative effect on our business, our financial condition and the value of our common stock.

U.S. and international financial markets and economic conditions could adversely affect our liquidity, results of operations, and financial condition.

          Although we remain well-capitalized and have not suffered any significant liquidity issues as a result of the recent disruption in the U.S. and international financial systems, the cost and availability of funds may be adversely affected by illiquid credit markets and the demand for our products and services may decline as our borrowers and customers realize the impact of an economic slowdown and recession. In view of the concentration of our operations and the collateral securing our loan portfolio in Northern and Southern California, we may be particularly susceptible to the adverse economic conditions in the state of California. In addition, the severity and duration of these adverse conditions are unknown and may exacerbate our exposure to credit risk and adversely affect the ability of borrowers to perform under the terms of their lending arrangements with us.

We may be required to make additional provisions for loan losses and charge off additional loans in the future, which could adversely affect our results of operations.

          At September 30, 2009, our allowance for loan losses totaled $189.4 million and we had charged off approximately $153.1 million, net of $2.0 million in recoveries, for the nine months ended on that date. There has been a significant slowdown in the real estate market in portions of Los Angeles, San Diego, Riverside, and San Bernardino counties and the Central Valley of California where many of our commercial real estate and construction loan customers are based. This slowdown reflects declining prices and excess inventories of homes to be sold, which has contributed to financial strain on home builders and suppliers. As of September 30, 2009, we had approximately $4.8 billion in commercial real estate and construction loans. Continuing deterioration in the real estate market generally and in the residential building segment in particular could result in additional loan charge offs and provisions for loan losses in the future, which could have a material adverse effect on our financial condition, net income and capital.

We are subject to extensive laws and regulations and supervision that could limit or restrict our activities and adversely affect our profitability.

          We operate in a highly regulated industry and are subject to various laws, regulations, regulatory guidelines, and judicial and administrative decisions imposing requirements or restrictions on our operations, capitalization, payment of dividends, mergers and acquisitions, investments, loans and interest rates charged, interest rates paid on deposits, and locations of offices. We are also subject to examination, supervision, and comprehensive regulation by various federal, state, and local authorities with regard to compliance with such laws and regulations. The cost of compliance with such laws and regulations can be substantial and adversely affect our ability to operate profitably. Also, Congress and federal regulatory agencies continually review banking laws, regulations and policies, and these laws, regulations and their interpretation and the extent of their enforcement could change at any time, and we cannot predict the effects of these changes on our business and profitability. See the Regulation and Supervision section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

The allowance for credit losses is an estimate of probable credit losses. Actual credit losses in excess of the estimate could adversely affect our net income and capital.

          A significant source of risk arises from the possibility that we could sustain losses because borrowers, guarantors, and related parties may fail to perform in accordance with the terms of their loans and leases. The underwriting and credit monitoring policies and procedures that we have adopted to address this risk may not prevent unexpected losses that could have a material adverse effect on our business, financial condition, results of operations and cash flows. The allowance for credit losses is based on management’s estimate of the probable losses from our credit portfolio. If actual losses exceed the estimate, the excess losses could adversely affect our net income and capital. Such excess losses could also lead to larger allowances for credit losses in future periods, which could in turn adversely affect net income and capital in those periods. If economic conditions differ substantially from the assumptions used in the estimate or adverse developments arise with respect to our credits, future losses may occur, and increases in the allowance may be necessary. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the adequacy of our allowance. These agencies may require us to establish additional allowances based on their judgment of the information available at the time of their examinations. No assurance can be given that we will not sustain credit losses in excess of present or future levels of the allowance for credit losses.

We may experience goodwill impairment.

          If our estimates of goodwill fair value change due to changes in our businesses or other factors, we may determine that impairment charges are necessary. Estimates of fair value are determined based on a complex model using cash flows and company comparisons. If management’s estimates of future cash flows are inaccurate, the fair value determined could be inaccurate and impairment may not be recognized in a timely manner.

Liquidity risk could impair our ability to fund operations and jeopardize our financial condition.

          Liquidity is essential to our business. Although we have not suffered liquidity issues as a result of recent events, an inability to raise funds through deposits, borrowings, the sale of loans, and other sources could have a material adverse effect on our liquidity. Our access to funding sources in amounts adequate to finance our activities could be impaired by factors that affect us specifically or the financial services industry in general. Factors that could detrimentally impact our access to liquidity sources include a decrease in the level of our business activity due to a market downturn or adverse regulatory action against us. Our ability to acquire deposits or borrow could also be impaired by factors that are not specific to us, such as a severe disruption of the financial markets or negative views and expectations about the prospects for the financial services industry as a whole as the recent turmoil faced by banking organizations in the domestic and worldwide credit markets deteriorates.

Our business is subject to interest rate risk and fluctuations in interest rates could reduce our net interest income and adversely affect our business.

          A substantial portion of our income is derived from the differential, or “spread”, between the interest earned on loans, investment securities and other interest-earning assets, and the interest paid on deposits, borrowings and other interest-bearing liabilities. The interest rate risk inherent in our lending, investing, and deposit taking activities is a significant market risk to us and our business. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by fluctuations in interest rates. The magnitude and duration of changes in interest rates, events over which we have no control, may have an adverse effect on net interest income. Prepayment and early withdrawal levels, which are also impacted by changes in interest rates, can significantly affect our assets and liabilities. Increases in interest rates may adversely affect the ability of our floating rate borrowers to meet their higher payment obligations, which could in turn lead to an increase in non-performing assets and net charge-offs.

          Generally, the interest rates on our interest-earning assets and interest-bearing liabilities do not change at the same rate, to the same extent, or on the same basis. Even assets and liabilities with similar maturities or periods of re-pricing may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities may fluctuate in advance of changes in general market interest rates, while interest rates on other types of assets and liabilities may lag behind changes in general market rates. Certain assets, such as fixed and adjustable rate mortgage loans, have features that limit changes in interest rates on a short-term basis and over the life of the asset.

          We seek to minimize the adverse effects of changes in interest rates by structuring our asset-liability composition to obtain the maximum spread. We use interest rate sensitivity analysis and a simulation model to assist us in estimating the optimal asset-liability composition. However, such management tools have inherent limitations that impair their effectiveness. There can be no assurance that we will be successful in minimizing the adverse effects of changes in interest rates.

We have engaged in and may continue to engage in further expansion through acquisitions, which could negatively affect our business and earnings.

          We have engaged in and may continue to engage in expansion through acquisitions. There are risks associated with such expansion. These risks include, among others, incorrectly assessing the asset quality of a bank acquired in a particular transaction, encountering greater than anticipated costs in integrating acquired businesses, facing resistance from customers or employees, and being unable to profitably deploy assets acquired in the transaction. Additional country- and region-specific risks are associated with transactions outside the United States, including in China. To the extent we issue capital stock in connection with additional transactions, these transactions and related stock issuances may have a dilutive effect on earnings per share and share ownership.

          Our earnings, financial condition, and prospects after a merger or acquisition depend in part on our ability to successfully integrate the operations of the acquired company. We may be unable to integrate operations successfully or to achieve expected cost savings. Any cost savings which are realized may be offset by losses in revenues or other charges to earnings.

          In addition, our ability to grow may be limited if we cannot make acquisitions. We compete with other financial institutions with respect to proposed acquisitions. We cannot predict if or when we will be able to identify and attract acquisition candidates or make acquisitions on favorable terms.

We may engage in FDIC-assisted transactions, which could present additional risks to our business.

          In the current economic environment, we may have opportunities to acquire the assets and liabilities of failed banks in FDIC-assisted transactions. These acquisitions involve risks similar to acquiring existing banks even though the FDIC might provide assistance to mitigate certain risks such as sharing in exposure to loan losses and providing indemnification against certain liabilities of the failed institution. However, because these acquisitions are structured in a manner that would not allow us the time normally associated with preparing for and evaluating an acquisition, including preparing for integration of an acquired institution, we may face additional risks in FDIC-assisted transactions. These risks include, among other things, the loss of customers, strain on management resources related to collection and management of problem loans and problems related to integration of personnel and operating systems. We cannot assure you that we will be successful in overcoming these risks or any other problems encountered in connection with FDIC-assisted transactions. Our inability to overcome these risks could have an adverse effect on our ability to achieve our business strategy and maintain our market value and profitability.

          Moreover, even if we were inclined to participate in an FDIC-assisted transaction, we can offer no assurances that the FDIC would allow us to participate or what the terms of such transaction might be or whether we would be successful in acquiring the bank or assets that we are seeking. We may be required to raise additional capital as a condition to, or as a result of, participation in an FDIC-assisted transaction. Any such transactions and related issuances of stock may have dilutive effect on earnings per share and share ownership.

          Furthermore, we may face competition from other financial institutions with respect proposed FDIC-assisted transactions. To the extent that our competitors are selected to participate in FDIC-assisted transactions, our ability to identify and attract acquisition candidates and/or make acquisitions on favorable terms may be adversely affected.

Inflation and deflation may adversely affect our financial performance.

          The consolidated financial statements and related financial data presented in this report have been prepared in accordance with accounting principles generally accepted in the United States. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation or deflation. The primary impact of inflation on our operations is reflected in increased operating costs. Conversely, deflation will tend to erode collateral values and diminish loan quality. Virtually all of our assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the general levels of inflation or deflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services.

As we expand our business outside of California markets, we will encounter risks that could adversely affect us.

          We primarily operate in California markets with a concentration of Chinese-American individuals and businesses; however, one of our strategies is to expand beyond California into other domestic markets that have concentrations of Chinese-American individuals and businesses. We currently have operations in six other states (New York, Texas, Washington, Massachusetts, Illinois, and New Jersey) and in Hong Kong. In the course of this expansion, we will encounter significant risks and uncertainties that could have a material adverse effect on our operations. These risks and uncertainties include increased expenses and operational difficulties arising from, among other things, our ability to attract sufficient business in new markets, to manage operations in noncontiguous market areas, to comply with all of the various local laws and regulations, and to anticipate events or differences in markets in which we have no current experience.

          To the extent that we expand through acquisitions, such acquisitions may also adversely harm our business if we fail to adequately address the financial and operational risks associated with such acquisitions. For example, risks can include difficulties in assimilating the operations, technology, and personnel of the acquired company; diversion of management’s attention from other business concerns; inability to maintain uniform standards, controls, procedures and policies; potentially dilutive issuances of equity securities; the incurring of additional debt and contingent liabilities; use of cash resources; large write-offs; and amortization expenses related to other intangible assets with finite lives.

Our loan portfolio is largely secured by real estate, which has adversely affected and may continue to adversely affect our net income.

          A downturn in our real estate markets has hurt our business because many of our loans are secured by real estate. The real estate collateral securing our borrowers’ obligations is principally located in California, and to a lesser extent, in New York, Texas, Massachusetts, Washington, Illinois, and New Jersey. The value of such collateral depends upon conditions in the relevant real estate markets. These include general or local economic conditions and neighborhood characteristics, unemployment rates, real estate tax rates, the cost of operating the properties, governmental regulations and fiscal policies, and acts of nature including earthquakes, floods, and hurricanes (which may result in uninsured losses), and other factors beyond our control. The current general decline in real estate sales and prices in many markets across the United States could reduce the value of our collateral such that we may not be able to realize an amount upon a foreclosure sale equal to the indebtedness secured by the property. Continued declines in real estate sales and prices coupled with the current economic recession and an associated increase in unemployment will result in higher than expected loan delinquencies or problem assets, a decline in demand for our products and services, or a lack of growth or a decrease in deposits, which may cause us to incur losses, adversely affect our capital, and hurt our business.

          The risks inherent in construction lending may continue to affect adversely our net income. Such risks include, among other things, the possibility that contractors may fail to complete, or complete on a timely basis, construction of the relevant properties; substantial cost overruns in excess of original estimates and financing;

market deterioration during construction; and lack of permanent take-out financing. Loans secured by such properties also involve additional risk because such properties have no operating history. In these loans, loan funds are advanced upon the security of the project under construction (which is of uncertain value prior to completion of construction) and the estimated operating cash flow to be generated by the completed project. There is no assurance that such properties will be sold or leased so as to generate the cash flow anticipated by the borrower. The current general decline in real estate sales and prices across the United States, the decline in demand for residential real estate, the current recession, higher rates of unemployment, and reduced availability of mortgage credit, are all factors that can adversely affect the borrowers’ ability to repay their obligations to us and the value of our security interest in collateral and thereby adversely affect our net income and financial results.

Our use of appraisals in deciding whether to make a loan on or secured by real property does not ensure the value of the real property collateral.

          In considering whether to make a loan secured by real property, we generally require an appraisal of the property. However, an appraisal is only an estimate of the value of the property at the time the appraisal is made. If the appraisal does not reflect the amount that may be obtained upon any sale or foreclosure of the property, we may not realize an amount equal to the indebtedness secured by the property.

We face substantial competition from larger competitors.

          We face substantial competition for deposits and loans, as well as other banking services, throughout our market area from the major banks and financial institutions that dominate the commercial banking industry. This may cause our cost of funds to exceed that of our competitors. These banks and financial institutions have greater resources than us, including the ability to finance advertising campaigns and allocate their investment assets to regions of higher yield and demand. By virtue of their larger capital bases, they have substantially greater lending limits than us and perform certain functions, including trust services, which are not presently offered by us. We also compete for loans and deposits, as well as other banking services, with savings and loan associations, brokerage houses, insurance companies, mortgage companies, credit unions, credit card companies and other financial and non-financial institutions and entities. The recent consolidation of certain competing financial institutions and the conversion of certain investment banks to bank holding companies has increased the level of competition among financial services companies and may adversely affect our ability to market our products and services.

We are subject to extensive government regulation that could limit or restrict our activities, which, in turn, may hamper our ability to increase our assets and earnings.

          Our operations are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of our operations. Because our business is highly regulated, the laws, rules, regulations and supervisory guidance and policies applicable to us are subject to regular modification and change. Perennially, various laws, rules and regulations are proposed, which, if adopted, could impact our operations by making compliance much more difficult or expensive, restricting our ability to originate or sell loans or further restricting the amount of interest or other charges or fees earned on loans or other products. It is impossible to predict the competitive impact that any such changes would have on commercial banking in general or on our business in particular. Such changes may, among other things, increase the cost of doing business, limit permissible activities, or affect the competitive balance between banks and other financial institutions.

The short term and long term impact of the new Basel II capital standards and the forthcoming new capital rules to be proposed for non-Basel II U.S. banks is uncertain.

          As a result of the recent deterioration in the global credit markets and the potential impact of increased liquidity risk and interest rate risk, it is unclear what the short term impact of the implementation of Basel II may be or what impact a pending alternative standardized approach to Basel II option for non-Basel II U.S. banks may have on the cost and availability of different types of credit and the potential compliance costs of implementing the new capital standards.

We are dependent on key personnel and the loss of one or more of those key personnel may materially and adversely affect our prospects.

          Competition for qualified employees and personnel in the banking industry is intense and there are a limited number of qualified persons with knowledge of, and experience in, the communities that we serve. The process of recruiting personnel with the combination of skills and attributes required to carry out our strategies is often lengthy. Our success depends to a significant degree upon our ability to attract and retain qualified management, loan origination, finance, administrative, marketing and technical personnel and upon the continued contributions of our management and personnel. In particular, our success has been and continues to be highly dependent upon the abilities of key executives, and certain other employees.

Managing reputational risk is important to attracting and maintaining customers, investors and employees.

          Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, and questionable or fraudulent activities of our customers. We have policies and procedures in place that seek to protect our reputation and promote ethical conduct, but these policies and procedures may not be fully effective. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers, investors and employees, costly litigation, a decline in revenues and increased governmental regulation.

Natural disasters and geopolitical events beyond our control could adversely affect us.

          Natural disasters such as earthquakes, wildfires, extreme weather conditions, hurricanes, floods, and other acts of nature and geopolitical events involving terrorism or military conflict could adversely affect our business operations and those of our customers and cause substantial damage and loss to real and personal property. These natural disasters and geopolitical events could impair our borrowers’ ability to service their loans, decrease the level and duration of deposits by customers, erode the value of loan collateral, and result in an increase in the amount of our non-performing loans and a higher level of non-performing assets (including real estate owned), net charge-offs, and provision for loan losses, which could adversely affect our earnings.

Adverse conditions in Asia could adversely affect our business.

          A substantial number of our customers have economic and cultural ties to Asia and, as a result, we are likely to feel the effects of adverse economic and political conditions in Asia. In addition, in 2007, we opened a branch in Hong Kong. U.S. and global economic policies, military tensions, and unfavorable global economic conditions may adversely impact the Asian economies. Pandemics and other public health crises or concerns over the possibility of such crises could create economic and financial disruptions in the region. If economic conditions in Asia deteriorate, we could, among other things, be exposed to economic and transfer risk, and could experience an outflow of deposits by those of our customers with connections to Asia. Transfer risk may result when an entity is unable to obtain the foreign exchange needed to meet its obligations or to provide liquidity. This may adversely impact the recoverability of investments with or loans made to such entities. Adverse economic conditions in Asia, and in China or Taiwan in particular, may also negatively impact asset values and the profitability and liquidity of our customers who operate in this region.

Because of our participation in the TARP Capital Purchase Program, we are subject to several restrictions including restrictions on compensation paid to our executives.

          Pursuant to the terms of the Purchase Agreement between us and the U.S. Treasury (the “Purchase Agreement”) under which we sold $258 million of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, with a liquidation preference of $1,000 per share (the “Series B Preferred Stock”), we adopted certain standards for executive compensation and corporate governance. These standards generally apply to our Chief Executive Officer, Chief Financial Officer and the three next most highly compensated executive officers. The standards include (1) ensuring that incentive compensation for senior executive officers does not encourage unnecessary and excessive risks that threaten the value of the financial institution; (2) required clawback of any bonus or incentive compensation paid to a senior executive officer based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (3) prohibition on making golden parachute payments to senior executives; and (4) agreement not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive. In particular, the change to the deductibility limit on executive compensation will likely increase the overall cost of our compensation programs in future periods.

          The adoption of the ARRA on February 17, 2009, and interim final regulations there under effective June 15, 2009, have imposed certain new executive compensation and corporate expenditure limits on all current and future TARP recipients, including the Company, until the institution has repaid the U.S. Treasury, which is now permitted under the ARRA without penalty and without the need to raise new capital, subject to the U.S. Treasury’s consultation with the recipient’s appropriate regulatory agency. The executive compensation standards are in many respects more stringent than those that continue in effect under the TARP Capital Purchase Program and those previously proposed by the U.S. Treasury. The new standards include (but are not limited to) (i) prohibitions on bonuses, retention awards and other incentive compensation, other than restricted stock or restricted stock unit grants for up to one-third of an employee’s total annual compensation, which grants cannot vest for a period of at least two years and can be liquidated during the TARP period only in proportion to the repayment of the TARP investment at 25% increments, (ii) prohibitions on golden parachute payments for departure from a company or change in control of the company, (iii) an expanded clawback of bonuses, retention awards, and incentive compensation if payment is based on materially inaccurate statements of earnings, revenues, gains or other criteria, (iv) prohibitions on compensation plans that encourage manipulation of reported earnings, (v) retroactive review of bonuses, retention awards and other compensation previously provided by TARP recipients if found by the U.S. Treasury to be inconsistent with the purposes of TARP or otherwise contrary to public interest, (vi) required establishment of a company-wide policy regarding “excessive or luxury expenditures,” and (vii) inclusion in a participant’s proxy statements for annual shareholder meetings of a nonbinding “Say on Pay” shareholder vote on the compensation of executives.

Our need to continue to adapt to our information technology systems to allow us to provide new and expanded services could present operational issues and require significant capital spending.

          As we continue to offer Internet banking and other on-line services to our customers, and continue to expand our existing conventional banking services, we will need to adapt our information technology systems to handle these changes in a way that meets constantly changing industry and regulatory standards. This can be very expensive and may require significant capital expenditures. In addition, our success will depend, among other things, on our ability to provide secure and reliable services, anticipate changes in technology, and efficiently develop and introduce services that are accepted by our customers and cost effective for us to provide. Systems failures, delays, breaches of confidentiality and other problems could harm our reputation and business.

Certain provisions of our charter, bylaws, and rights agreement could make the acquisition of our company more difficult.

          Certain provisions of our restated certificate of incorporation, as amended, our restated bylaws, as amended, and the rights agreement between us and American Stock Transfer and Trust Company, as rights agent, could make the acquisition of our company more difficult. These provisions include authorized but unissued shares of preferred and common stock that may be issued without stockholder approval; three classes of directors serving staggered terms; preferred share purchase rights that generally become exercisable if a person or group acquires 15% or more of our common stock or announces a tender offer for 15% or more of our common stock; special requirements for stockholder proposals and nominations for director; and super-majority voting requirements in certain situations including certain types of business combinations.

Our financial results could be adversely affected by changes in accounting standards or tax laws and regulations.

          From time to time, the Financial Accounting Standards Board and the SEC will change the financial accounting and reporting standards that govern the preparation of our financial statements. In addition, from time to time, federal and state taxing authorities will change the tax laws, regulations, and their interpretations. These changes and their effects can be difficult to predict and can materially and adversely impact how we record and report our financial condition and results of operations.

Risks Relating to our Common Stock

          The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

          The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

■	actual or anticipated quarterly fluctuations in our operating results and financial condition;
■	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;
■	failure to meet analysts’ revenue or earnings estimates;
■	speculation in the press or investment community;
■	strategic actions by us or our competitors, such as acquisitions or restructurings;
■	acquisitions of other banks or financial institutions, through FDIC-assisted transactions or otherwise;
■	actions by institutional shareholders;
■	fluctuations in the stock price and operating results of our competitors;
■	general market conditions and, in particular, developments related to market conditions for the financial services industry;
■	fluctuations in the stock price and operating results of our competitors;
■	proposed or adopted regulatory changes or developments;
■	anticipated or pending investigations, proceedings, or litigation that involve or affect us; and
■	domestic and international economic factors unrelated to our performance.

          The stock market and, in particular, the market for financial institution stocks, has experienced significant volatility. As a result, the market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur. The trading price of the shares of our common stock and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors identified below in “Forward-Looking Statements”. Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In recent months, the volatility and disruption have reached unprecedented levels. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength. A significant decline in our stock price could result in substantial losses for individual stockholders and could lead to costly and disruptive securities litigation.

Statutory restrictions on dividends and other distributions from the Bank may adversely impact us by limiting the amount of distributions Cathay General Bancorp may receive. State laws may restrict our ability to pay dividends.

          A substantial portion of Cathay General Bancorp’s cash flow comes from dividends that the Bank pays to us. Various statutory provisions restrict the amount of dividends that the Bank can pay without regulatory approval. It is possible, depending on the financial condition of the Bank and other supervisory factors, that the DFI, FDIC or Federal Reserve Board could restrict or prohibit the Bank from paying dividends to Cathay General Bancorp. In our three year capital and strategic plan submitted to our regulators we indicated the Bank was not expected to pay dividends to us through 2011. We intend to consult with our regulators before paying any dividends, and, in any event, we would not expect to pay dividends of more than $.01 per share before the fourth quarter of 2010. There can be no assurance that our regulators will not object to the payment of such dividends. See “—We may be subject to supervisory action by bank supervisory authorities that could have a material negative effect on our business, financial condition and the value of our common stock.” In addition, if the Bank were to liquidate, the Bank’s creditors would be entitled to receive distributions from the assets of the Bank to satisfy their claims against the Bank before Cathay General Bancorp, as a holder of the equity interest in the Bank, would be entitled to receive any of the assets of the Bank. The ability of the Bank to pay dividends to us is limited by various regulations and statutes, including California law, and the ability of us to pay dividends on our outstanding stock is limited by various regulations and statutes, including Delaware law.

The terms of our outstanding preferred stock limit our ability to pay dividends on and repurchase our common stock and there can be no assurance of any future dividends on our common stock generally.

          In connection with the Purchase Agreement between us and the U.S. Treasury, we issued a warrant to purchase up to 1,846,374 shares of our common stock (the “Warrant”) which provides that prior to the earlier of (i) December 5, 2011, and (ii) the date on which all of the shares of the Series B Preferred Stock have been redeemed by us or transferred by the U.S. Treasury to third parties, we may not, without the consent of the U.S. Treasury, (a) increase the cash dividend on our common stock above $.105 per share, the amount of the last quarterly cash dividend per share declared prior to October 14, 2008, or (b) subject to limited exceptions, redeem, repurchase or otherwise acquire shares of our common stock or preferred stock other than the Series B Preferred Stock. In addition, we are unable to pay any dividends on our common stock unless we are current in our dividend payments on the Series B Preferred Stock. We intend to consult with our regulators before paying any dividends, and, in any event, we would not expect to pay dividends of more than $.01 per share before the fourth quarter of 2010. There can be no assurance that our regulators will not object to the payment of such dividends. These restrictions, together with the potentially dilutive impact of the Warrant, described below, could have a negative effect on the value of our common stock. Moreover, holders of our common stock are entitled to receive dividends only when, as and if declared by our Board of Directors. Although we have historically paid cash dividends on our common stock, we are not required to do so and our Board of Directors could reduce or eliminate our common stock dividend in the future. Commencing with the second quarter of 2009, our board reduced our common stock dividend to $.08 per share. In the third quarter of 2009, our board further reduced our dividend to $.01 per share.

Our outstanding preferred stock impacts net income available to our common stockholders and earnings per common share, and the Warrant as well as other potential issuances of equity securities may be dilutive to holders of our common stock.

          The dividends declared and the accretion on discount on our outstanding preferred stock will reduce the net income available to common stockholders and our earnings per common share. Our outstanding preferred stock will also receive preferential treatment in the event of our liquidation, dissolution, or winding up. Additionally, the ownership interest of the existing holders of our common stock will be diluted to the extent the Warrant is exercised. The 1,846,374 shares of common stock underlying the Warrant represent approximately 3.4% of the shares of our common stock outstanding as of October 9, 2009 (including the shares issuable upon exercise of the Warrant in total shares outstanding). Although the U.S. Treasury has agreed not to vote any of the shares of common stock it receives upon exercise of the Warrant, a transferee of any portion of the Warrant or of any shares of common stock acquired upon exercise of the Warrant is not bound by this restriction. In addition, to the extent options to purchase common stock under our stock option plans are exercised, holders of our common stock will incur additional dilution. The market price of our common stock or preferred stock could decline as a result of sales of a large number of shares of common stock or preferred stock or similar securities in the market after this offering or the perception that such sales could occur.

          Finally, except as provided in the Underwriting Agreement for this offering, we are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. If we sell additional equity or convertible debt securities, these sales could result in increased dilution to our stockholders.

The issuance of additional shares of preferred stock could adversely affect holders of common stock, which may negatively impact your investment.

          Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the stockholders. The board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights and preferences over the common stock with respect to dividends or upon the liquidation, dissolution or winding up of our business and other terms. If we issue preferred stock in the future that has a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of the common stock, the rights of holders of the common stock or the market price of the common stock could be adversely affected. As noted above, a decline in the market price of the common stock may negatively impact the market price for the Common Stock.

Our outstanding debt securities restrict our ability to pay dividends on our capital stock.

          In June 2003, Cathay Capital Trust I issued $20,619,000 of Floating Rate Trust Preferred Securities. In September 2003, Cathay Statutory Trust I issued $20,619,000 of Floating Rate Trust Preferred Securities. In December 2003, Cathay Capital Trust II issued $12,887,000 of Floating Rate Trust Preferred Securities. In March 2007, Cathay Capital Trust III issued $46,392,000 of Floating Rate Trust Preferred Securities. In May 2007, Cathay Capital Trust IV issued $20,619,000 of Floating Rate Trust Preferred Securities. These securities are collectively referred to herein as the “Trust Preferred Securities.” Payments to investors in respect of the Trust Preferred Securities are funded by distributions on certain series of securities issued by us, with similar terms to the relevant series of Trust Preferred Securities, which we refer to as the “Junior Subordinated Securities.” In addition, in September 2006, the Bank issued $50,000,000 in subordinated debt in a private placement, which we refer to as the “Bank Subordinated Securities.” If we are unable to pay interest in respect of the Junior Subordinated Securities (which will be used to make distributions on the Trust Preferred Securities), or if any other event of default occurs, then we will generally be prohibited from declaring or paying any dividends or other distributions, or redeeming, purchasing or acquiring, any of our capital securities, including the Common Stock, during the next succeeding interest payment period applicable to any of the Junior Subordinated Securities.

          If the Bank is unable to pay interest in respect of the Bank Subordinated Securities, or if any other event of default has occurred and is continuing on the Bank Subordinated Securities, then the Bank will be prohibited from declaring or paying dividends or other distributions, or redeeming, purchasing or acquiring, any of its capital stock, during the next succeeding interest payment applicable to the Bank Subordinated Securities. As a result, the Bank will be prohibited from making dividend payments to us, which, in turn could affect our ability to pay dividends on our capital securities, including the Common Stock.

          Moreover, any other financing agreements that we enter into in the future may limit our ability to pay cash dividends on our capital stock, including the Common Stock. In the event that any other financing agreements in the future restrict our ability to pay dividends in cash on the Common Stock, we may be unable to pay dividends in cash on the Common Stock unless we can refinance amounts outstanding under those agreements.

If economic conditions continue to deteriorate, we may need even more capital.

          If completed, our offering of common stock will strengthen our common equity capital base. Despite this increase in our capital base, if economic conditions continue to deteriorate, particularly in the California commercial real estate and residential building markets where our business is concentrated, we may need to raise even more capital to support any additional provisions for loan losses and loan charge-offs. In addition, we may need to raise more capital to participate in FDIC-assisted transactions or to meet other regulatory requirements. We cannot assure you that we would succeed in raising any such additional capital, and any capital we obtain may dilute the interests of holders of our common stock, or otherwise have an adverse effect on their investment.